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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                  AMENDMENT #3
                         COMMISSION FILE NO.: 333-122709


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BLAST RESOURCES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                              Blast Resources Inc.
                           Michael Mulberry, President
                          165 La Rose Avenue, Suite 717
                               Etobicoke, Ontario
                                 Canada M9P 3S9
                            Telephone: (778) 227-6482
                            Facsimile: (416) 368-2635
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                             Telephone: 702-562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $ 327,000         $0.10         $    327,000  $38.49
-----------------------------------------------------------------------

(1) Based on the last sales price on August 31, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated August 5, 2005

                                   PROSPECTUS
                              BLAST RESOURCES INC.
                                3,270,000 SHARES
                                  COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Our shares are not currently listed or quoted on any stock exchange or quotation system. The selling shareholders will sell our shares at $0.10 per share until such time that we are listed or quoted on an exchange or trading system, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that a market for our stock will develop. We determined this offering price based upon the price of the last sale of our common stock to investors. This price was arbitrarily chosen by our directors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: August 4, 2005

                                Table Of Contents
                                                              PAGE
Summary .......................................................  4
Risk Factors ..................................................  5
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
      Factor beyond our control may negatively impact our ability to raise funds for exploration, causing us to delay or abandon our business plan.................................  5
  -  Because we have only recently commenced business operations, we face a high risk of business failure...................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  6
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  6
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the Garnet Creek Property, we may not be able to
     successfully obtain commercial production ................  7
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  7
  - Because our directors own 60.46% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ......... 7
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  7
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure......  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  8
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Securityholders .......................................  9
Plan of Distribution .......................................... 12
Legal Proceedings ............................................. 13
Directors, Executive Officers, Promoters and Control Persons.. 13 Security Ownership of Certain Beneficial Owners and Management 15
Description of Securities ..................................... 15
Interest of Named Experts and Counsel ......................... 16
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 17
Organization Within Last Five Years ........................... 17
Description of Business ....................................... 17
Plan of Operations ............................................ 22
Description of Property ....................................... 23
Certain Relationships and Related Transactions ................ 23
Market for Common Equity and Related Stockholder Matters ...... 23
Executive Compensation ........................................ 24
Financial Statements .......................................... 25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 38

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. Because we have only recently commenced business operations, the report of our independent accountant to our audited financial statements for the period ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

We have not yet generated any revenue from operations. From our inception on June 8, 2004 to March 31, 2005, we incurred net losses totalling $19,761.

We have only recently conducted exploration on our sole mineral property, the Garnet Creek property located in the New Westminster Mining Division of British Columbia, Canada and do not have any results to date. We acquired a 100% interest in the six mineral claims comprising the Garnet Creek property from Carolyn A. Sullivan by issuing 350,000 shares of our common stock to her.


Our objective is to conduct mineral exploration activities on the property in order to assess whether it possesses economic reserves of copper and nickel. We intend to conduct two initial phases of exploration on the Garnet Creek property at an approximate cost of $5,000 each. We intend to fund this exploration from current cash on hand. We have paid for the phase one program. Even after completing these exploration programs, we will have to spend a minimum of two million dollars on further exploration before we will know if we have a commercially viable mineral deposit. We have not identified a source for such funding, but would expect that we would raise funding through the sale of our common stock.


We have not yet identified any economic mineralization on the Garnet Creek property. Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated on June 8, 2004, under the laws of the state of Nevada. Our principal offices are located at 165 La Rose Avenue, Suite 717, Etobicoke, Ontario, Canada. Our telephone number is (778)227-6482.

The Offering:

Securities Being Offered     Up to 3,270,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share, and
                             thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. This price was arbitrarily chosen by our directors.

Terms of  the  Offering      The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 3,270,000 shares of common stock have been Sold or the shares no longer need to be registered to be sold through the operation of Rule 144.

Securities Issued
And to be Issued             8,270,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                            of the common stock to be sold under this prospectus
                             will be  sold by  existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

                            September 30, 2004            March 31, 2005
                                 (audited)                 (unaudited)

Cash                               $28,847                    $20,044
Total Assets                       $28,847                    $20,044
Liabilities                         $6,218                     $7,505
Total Stockholders' Equity         $22,629                    $12,539

Statement of Operations

                    From Incorporation on
               June 8, 2004 to March 31, 2005
                        (unaudited)

Revenue                   $     0
Net Loss and Deficit     ($19,761)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete all intended exploration of the Garnet Creek property, and therefore we will need to obtain additional financing in order to complete our business plan. As of July 29, 2005, we had cash in the amount of $10,786. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for us to spend $10,000 in connection with the two recommended phases of exploration on the Garnet Creek property. We have paid for the first phase of exploration. While, our cash on hand, as noted above, is sufficient to conduct this exploration on the property, we will require additional financing of up to several million dollars in order to determine whether the property contains economic mineralization and approximately $20,000 to cover our anticipated administrative costs for the next 12 months. We may require up to an additional $150,000 if the costs of the exploration of the Garnet Creek property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

We may raise additional funds through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Garnet Creek property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

FACTORS BEYOND OUR CONTROL MAY NEGATIVELY IMPACT OUR ABILITY TO RAISE FUNDS FOR EXPLORATION, CAUSING US TO DELAY OR ABANDON OUR BUSINESS PLAN.

Numerous factors beyond our control will impact our ability to raise additional funds for exploration. These factors are the results of exploration on the Garnet Creek property, the market price for copper and nickel and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. In such circumstances, we may be forced to delay or abandon further exploration or our mineral property.

We estimate that we will be able to continue operations for seven months without raising additional funds.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Garnet Creek property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 8, 2004 and to date have been involved primarily in organizational activities and the acquisition of the option in the mineral property. We have not earned any revenues as of the date of this prospectus.
                                      -6-

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unusual or unexpected rock formations that make mineral extraction more difficult and expensive, fires, weather conditions that prevent exploration, power outages, labour disruptions, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery and equipment or geological expertise.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Garnet Creek property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper and nickel is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Garnet Creek property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE  WE  HAVE  NOT  SURVEYED  THE  GARNET  CREEK  CLAIMS,  WE  MAY  DISCOVER
MINERALIZATION ON THE PROPERTY THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

Until the Garnet Creek claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE GARNET CREEK PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Garnet Creek property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper and nickel of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Garnet Creek property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS  OWN 60.46% OF OUR  OUTSTANDING  COMMON STOCK,  THEY COULD
MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 60.46% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Mulberry only spends approximately 15% of his business time providing his services to us. While Mr. Mulberry presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Mulberry from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. Our shares may never trade on any recognized stock market or quotation system. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. This price was arbitrarily chosen by our directors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,270,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

1. 1,800,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 23, 2004;

2. 350,000 shares of our common stock that we issued to the vendor of the Garnet Creek property on August 25, 2004. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933;

3. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 26, 2004;

4. 120,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 31, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
-------------------------------------------------------------------------------

Robert Godun           350,000        350,000        Nil          Nil
353 Ashley Crescent, SE
Calgary, Alberta

Barbara Godun          350,000        100,000        Nil          Nil
353 Ashley Crescent, SE
Calgary, Alberta

Carolyn Sullivan       350,000        350,000        Nil          Nil
767 Appleyard Court
Port Moody, BC

John A. Reimert        300,000        300,000        Nil          Nil
10620 Oakmour Way, SW
Calgary, Alberta

William Beattie        300,000        300,000        Nil          Nil
9420 Abbott Place, SE
Calgary, Alberta

Kathleen Crawford      250,000        250,000        Nil          Nil
110 Fredson Drive, SE
Calgary, Alberta

Kathryn Powys-Lybbe    250,000        250,000        Nil          Nil
10620 Oakmour Way, SW
Calgary, Alberta

Diana Got              150,000        150,000        Nil          Nil
236 Parkside Court
Port Moody, BC

Nami Fuji              125,000        125,000        Nil          Nil
677 E 7th Avenue, Ste 312
Vancouver, BC

Christine Taylor       125,000        125,000        Nil          Nil
215 86th Ave, SE, Ste 536
Calgary, Alberta

Patricia Cullen        125,000        125,000        Nil          Nil
9420 Abbot Place, SE
Calgary, Alberta

William Dingwall       100,000        100,000        Nil          Nil
677 E 7th Avenue, Suite 101
Vancouver, BC

Robert Sotham          100,000        100,000        Nil          Nil
236 Parkside Court
Port Moody, BC

                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
-------------------------------------------------------------------------------

Dennis Dolynski         75,000         75,000        Nil          Nil
5421 Killarney St, Ste 1
Vancouver, BC

Frank Charbonneau       75,000         75,000        Nil          Nil
7428 19th Avenue, Ste 103
Burnaby, BC

John Hugh McGillivray   75,000         75,000        Nil          Nil
2386 Parker Street
Vancouver, BC

Jeffery St. Eloi        50,000         50,000        Nil          Nil
266 East 7th Avenue
Vancouver, BC

Kelly Tofte            100,000         12,500        Nil          Nil
7955 122 Street, Ste 78
Surrey, BC

Frank Sadanand          12,500         12,500        Nil          Nil
588 Broughton St, Ste 2307
Vancouver, BC

Dave Atherton            7,500          7,500        Nil          Nil
412 East 34th Avenue
Vancouver, BC

Keith Hoffman            7,500          7,500        Nil          Nil
3400 SE Marine Drive
Vancouver, BC

Brendan McRoberts        5,000          5,000        Nil          Nil
7055 Blake St, Ste 37
Vancouver, B.C.

David J. Derech         15,000          15,000       Nil          Nil
112 Fredson Drive, SE
Calgary, Alberta

Randy Folkman           15,000          15,000       Nil          Nil
227 Coachwood Crescent, SW
Calgary, Alberta

Donna Grant             10,000          10,000       Nil          Nil
248 Haddon Road, SW
Calgary, Alberta

William B. Grant        10,000          10,000       Nil          Nil
248 Haddon Road, SW
Calgary, Alberta

                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
-------------------------------------------------------------------------------

Tony Cashin             10,000          10,000       Nil          Nil
144 Deerfield Circle, SE
Calgary, Alberta

Dean A. Leman           10,000          10,000       Nil          Nil
1631 16th Street, SE
Calgary, Alberta

Karen Folkman            5,000           5,000       Nil          Nil
227 Coachwood Crescent, SW
Calgary, Alberta

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,270,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until such time that we are listed or quoted on an exchange or trading system, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that a market will develop for our stock. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. This price was arbitrarily chosen by our directors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.


We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Michael Mulberry                 39
Edward Gresko                    63

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Michael Mulberry                 39             President and Chief
                                                Executive Officer and
                                                Secretary

Edward Gresko                    63             Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Mulberry has acted as our President, chief executive officer, secretary, and as a director since our incorporation on June 8, 2004. He graduated from the University of Western Ontario located in London, Ontario, in 1987. From February 1999 to February 2001, Mr. Mulberry acted as president, secretary and a director of Return Assured Inc., United States reporting company involved in the custom design, assembly and sale of personal computers, related technology, technical furniture and workstations. From February 2001 to present, he has acted as the president and a director of New Mascot Resources Inc., a British Columbia and Alberta reporting company involved in mineral property exploration. From November 2003 to the present, Mr. Mulberry has also acted as president and a director of World Organics Inc., an Alberta and British Columbia reporting company that was involved in the development of a multi-sports and entertainment centre in Ontario.

Mr. Mulberry does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Mulberry intends to devote approximately 15% of his business time to our affairs.

Mr. Edward Gresko has acted as our treasurer and as a director since our incorporation on June 8, 2004. Mr. Gresko has acted as the president and a director of Stina Resources Inc. since January 1992. Stina Resources Inc. is involved in the exploration of mineral properties located in the United States.

Mr. Gresko does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Gresko intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Michael Mulberry                  2,500,000      30.23%
Stock          President, Chief
               Executive Officer,
               Secretary and a Director
               962 Taylor Way
               West Vancouver, B.C., Canada

Common         Edward Gresko                     2,500,000      30.23%
Stock          Treasurer and Director
               165 La Rose Avenue, Suite 717
               Etobicoke, Ontario, Canada

Common         All officers and directors        5,000,000      60.46%
Stock          as a group that consists of       shares
               two people

The percent of class is based on 8,270,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock


As of July 29, 2005, there were 8,270,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.


Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig J. Shaber has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on June 8, 2004 under the laws of the state of Nevada. On that date, Michael Mulberry and Edward Gresko were appointed as our directors. As well, Mr. Mulberry was appointed as our president, secretary and chief executive officer, while Mr. Gresko was appointed as our treasurer.

Mr. Mulberry also acts as our sole promoter. We have not paid any amount or provided Mr. Mulberry with anything of value, directly or indirectly, since our inception. Mr. Mulberry did provide us with a loan of $76 in order to facilitate
the  opening  of  our  corporate  bank  account.   This  amount  is  unsecured,
non-interest bearing and payable upon demand.

Description Of Business

In General

We have recently commenced operations as an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% beneficial interest in six mineral claims collectively known as the Garnet Creek property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Garnet Creek claims. Once we have completed the initial two phases of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

In order to qualify as an independent geologist, the person must be a licensed member of the Association of Professional Engineers and Geoscientists of British Columbia and cannot have any interest in our shares or in the Garnet Creek claims. We do not have any stockholders who are geologists.

Our plan of operation is to conduct exploration work on the Garnet Creek property in order to ascertain whether it possesses economic quantities of copper and nickel. There can be no assurance that an economic mineral deposit exists on the Garnet Creek property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Garnet Creek property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Garnet Creek Property Option Agreement

On August 24, 2004, we entered into a mineral property purchase and sale agreement with Carolyn A. Sullivan of Port Moody, British Columbia, whereby she sold to us a 100% undivided right, title and interest in a total of six mineral claims located in the New Westminster Mining Division of British Columbia. We acquired a 100% interest in these claims by issuing her a total of 350,000 common shares in our capital at an aggregate deemed price of $3,500. The valuation of the mineral claims was determined by negotiation between us and Ms. Sullivan.

Description, Location and Access

The Garnet Creek claims are located in the New Westminster Mining Division, east of Harrison Lake and northwest of the town of Hope in southwestern British Columbia. Access to the property is from well maintained logging roads on the south side. The area has been permitted for mining in the past and a major power line passes by the claims. The claims may be accessed by four-wheel drive vehicle.

Topography on the Garnet Creek property is rugged, rising from Harrison Lake at under 200 meters elevation to the top of Settler Peak at over 1,800 meters. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia. There is a mix of cedar, hemlock and spruce trees on the property. Alder, willow and cottonwood are found on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes predominating.

Claim Location map see PDF version of the SB-2

Climate is also typical of the lower mainland area of British Columbia and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. Snow cover can accumulate to two meters during the winter.

All the major river drainages flow year round, as do many subsidiary creeks. Harrison Lake is an active logging region with plenty of heavy equipment and operators available for hire. Most live in the nearby towns of Harrison, Agassiz, Mission, Chilliwack and Hope. These population centers total almost 50,000 people within a one hour drive of the Garnet Creek property and provide all required amenities. Drilling companies are present in communities nearby while assay facilities are located in Vancouver.

Title to the Garnet Creek Property

The Garnet Creek property consists of six mineral claims comprising 500 acres. A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. The fee simple owner of the real property underlying the claims that comprise the Garnet Creek claims is the government of British Columbia. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property. We have the right to explore the claims for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, the British Columbia government's rights to the land use will not be impacted.

The vendor of the Garnet Creek claims, Carolyn A. Sullivan, has provided us with the necessary title documents necessary to register the claims in our name.

Claims details are as follows:


Claim Name          Claim Number    Date of Staking    Expiry Date

 Garn 1         411676        June 24, 2004     June 24, 2006
 Garn 2         411677        June 24, 2004     June 24, 2006
 Garn 3         411678        June 24, 2004     June 24, 2006
 Garn 4         411679        June 24, 2004     June 24, 2006
 Garn 5         411680        June 24, 2004     June 24, 2006
 Garn 6         411681        June 24, 2004     June 24, 2006

In order to extend the expiry date relating to each claim by one year, we must spend at least $100 on the exploration of each claim by June 24, 2006. Thereafter, we must spend at least $200 per year on the exploration of each claim in order to extend the expiry date by a year.

We commenced the phase one exploration on the Garnet Creek claims in June 2005 and expect to have the required exploration work completed on the property to extend the expiry dates to June 24, 2007.


The vendor of the Garnet Creek claims, Carolyn A. Sullivan, did not conduct any exploration work on the property after it was staked on June 24, 2004.

The Garnet Creek mineral claims have not been surveyed. We do not intend to survey the claims unless we intend to extract minerals from the claims. A survey will merely confirm the outside boundaries of the claims in order to ensure that, if production occurs on the claims, we do not process rock that is not on the claims. Other than the estimated cost of the survey of $25,000, the survey process will not have a material effect on our operations.

Mineralization

Exposed rocks on the surface of the Garnet Creek property indicate the presence of sulphide minerals, principally pyrrhotite, as well as a complex sequence of intrusives and ultramafic dykes.

Sulphide minerals are, by definition, a compound of sulphur and another element, such as iron. They are often found in proximity to mineral deposits. Phyrrohtite is an example of a sulphide mineral. It is bronze in color and is iron-based. Phyrrohtite is often associated with the presence of nickel.

Intrusives and ultramafic dykes are bodies of rock that are formed when molten rock seeps, settles and hardens in the cracks of pre-existing, solid rock. The molten rock tends to carry a greater amount of the minerals that we are seeking, namely copper and nickel.

Exploration History

Other than the exploration program that we are currently conducting on the claims, no exploration has been conducted on the Garnet Creek property in the past 25 years. Details of this previous exploration work are not documented.

We retained Mr. Glen Macdonald to conduct an initial investigation of the surface rocks contained on the property. He indicates that the Garnet Creek property contains rock types that would be typically found with copper and nickel mineralization.

Geological Assessment Report: Garnet Creek Property

We retained Mr. Glen Macdonald, a professional geologist, to complete an initial evaluation of the Garnet Creek property and to prepare a geology report on claims. We did not pay any fees to Mr. Macdonald for his investigation of the property in August 2004. The vendor of the property, Carolyn A. Sullivan, paid for the review. We are not required to reimburse Ms. Sullivan for the cost of the report. There is no relationship between Glen Macdonald and our company and/or our officers and directors.

Mr. Macdonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

Based on his review of the Garnet Creek property, Mr. Macdonald concludes that the Garnet Creek property warrants further exploration, given the discovery of rock types on the property that are typically found in connection with significant grades of copper and nickel mineralization.

Mr. Macdonald recommends an initial exploration program consisting of two phases:

Phase I would consist of a senior geologist and a technician conducting geological mapping and sampling. Sampling involves collecting soil samples or pieces of rock that appear to contain metals such as copper and nickel. The senior geologist is responsible for making observations regarding property rock formations, plotting data on property maps and choosing sample locations. The technician is essentially an assistant to the geologist who carries equipment, places flags on sample areas, takes the samples and properly labels them.

All samples gathered are sent to an independent laboratory where they are crushed and analysed for metal content. This process is known as assaying. The senior geologist will be responsible for interpreting the results from the laboratory and preparing a report regarding the program and future recommended exploration work.

Geological mapping involves plotting data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.


We commenced this first phase of exploration in June 2005 and completed it in July 2005. We expect to received the results of exploration in August 2005.

Phase II will consist of detailed, follow-up sampling of significant property areas identified from phase I exploration. This process would be conducted in the same manner as phase I. Phase II of exploration is scheduled for the October of 2005 and is estimated to take one month to complete.



The phase II exploration program is not contingent on the success of phase one. We will proceed with phase II regardless of whether or not the results from the phase one exploration program are positive. If the phase one sampling program demonstrates the existence of metal content on the Garnet Creek property, we will proceed with additional sampling in the most prospective areas. If no metal content is found during phase one, we will ask the geologist to identify other property areas where sampling is recommended. Given the size of the Garnet Creek property (500 acres), there are sufficient sampling targets for both exploration phases.

If the results of the phase one and two exploration programs are favorable, we will have the consulting geologist recommend an additional phase of exploration on the Garnet Creek property. The cost and tenor of such a program cannot be determined until the first two phases are completed so that there is an indication of the extent of mineralization on the claims.

Proposed Budget

The following budgets of approximate costs for the recommended two phase program on the Garnet Creek property were prepared by Glen Macdonald and are taken from his geological report. Actual costs may far exceed these estimates:


Phase One

Senior geologist (four days at $500 each):       $2,000.00
Geological technician (four days at $250 each):  $1,000.00
Vehicle:                                           $340.00
Fuel, food, supplies:                              $800.00
Assays:                                            $300.00
Report:                                            $500.00
Filing fees:                                        $60.00

The senior geologist and geological technician costs relate to consulting fees that they will receive for conducting the exploration program. Vehicle, fuel, food and supply costs relate to amounts that the geologist and technician will incur in travelling to the property and in conducting the exploration. Assays refer to the cost the laboratory will charge to analyze the metal content of rock and soil samples we send to them. Report costs relate to the fees the senior geologist will charge us to prepare a geology report describing details of the exploration program, as well as results and future recommended exploration. Filing fees relate to the cost of filing the geologist's report with the government.

Total Phase I Costs:                             $5,000.00


We commenced the phase one exploration program in mid-June 2005 and expect to complete it by July 2005.

Phase Two

Follow-up geochemical and detailed sampling:     $3,000.00
Assays:                                          $1,500.00
Contingency:                                       $500.00

Total Phase II Costs:                            $5,000.00

Follow-up geochemical and detailed sampling costs include labor, vehicle and supply costs. Assays refer to the cost the laboratory will charge to analyze the metal content of rock and soil samples we send to them. Mr. Macdonald has added a $500 contingency to the budget in case there is a cost overrun.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically. No government approval is required in order for us to undertake the phase I and II exploration programs, as there will not be any significant disturbance to the land surface.

We will have to sustain the cost of reclamation and environmental remediation for all exploration and development work undertaken on the Garnet Creek property. Development work refers to the preparation of an established mineral reserve for its extraction through mining operations. Development would only occur after extensive exploration was undertaken on the property following phase two.

The amount of these reclamation and remediation costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -       Water discharge will have to meet water standards;

         - Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Prior to the production phase, we would need to submit an application to commence mining operations with the British Columbia Environmental Assessment Office. This office would then establish a project committee to review and application and if deemed appropriate, consider comments from the public and other interested parties. Based on this application review, the committee then either recommends that the government approve or reject the application. It may also request additional information prior to making its decision. The larger the proposed mining operations, the longer and more expensive this review process is. We would estimate that this application process could cost up to $100,000 and take up to six months.

If the government grants production permit, it may also request that we provide a bond to cover the costs of remediation that will follow when mining operations cease. Typical remediation obligations are soil movement and planting trees and other vegetation. The government requests bonds to ensure that the company conducting the mining will complete the reclamation or, if it fails to do so, the government will have sufficient funds to cover the reclamation process. Once we provide the government with evidence that we have completed the reclamation process, the bond money is returned to us. While it is difficult to estimate the potential costs of a bond, we estimate that it could be up to $200,000.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Competition

While the mineral property exploration business is competitive, we do not anticipate having any difficulties retaining qualified personnel to conduct exploration on the Garnet Creek property.

Despite competition amongst mineral producers, there is a strong market for any copper or nickel that may be removed from the Garnet Creek property. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for copper and nickel. These prices, to some degree, are influenced by the amount of copper and nickel sold by advanced mineral companies.

There are a large number of mineral exploration companies such as us that look to acquire interests in properties and conduct exploration on them. Given the large number of unexplored or under explored mineral properties that are currently available for acquisition, we do not expect competition to have a material impact on our business operations.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will attempt to acquire properties without proven mineral deposits that may have the potential to contain mineral deposits.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations


Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Garnet Creek property consisting of geological mapping and sampling. We anticipate that these exploration programs will cost approximately $5,000 each. We have paid for the phase one program. The costs of these programs will be covered by our cash on hand. They are detailed in the section entitled "Description of Business - Proposed Budget" above.

We commenced the phase one exploration program on the Garnet Creek property in June of 2005 and expect to have results from the program in August 2005. In order to proceed with this program we need to retain a geologist to conduct and oversee the phase. The geologist will be responsible for hiring a technician to accompany him, as well as arranging necessary transportation and supplies.

We will then undertake the phase two work program during October of 2005. This program will also take approximately one month to complete. We will proceed with phase two regardless of the results of phase one. As with phase one, we will need to retain a geologist to conduct and oversee the program, hire a technician and arrange transportation and supplies.

We retained Laurence Stephenson, a professional geologist, to conduct the phase one exploration program on the Garnet Creek property. We paid him $2,000 to oversee the exploration program. This amount is included in the exploration budget for the phase.

If the results of the phase one and two exploration programs are favorable, we will have the consulting geologist recommend an additional phase of exploration on the Garnet Creek property. The cost and tenor of such a program cannot be determined until the first two phases are completed so that there is an indication of the extent of mineralization on the claims.

As well, we anticipate spending an additional $20,000 on administration costs, including accounting and auditing costs of $10,000, legal fees of $6,000, transfer agent fees of $1,500, edgar filing fees of $2,500. These amounts include fees payable in connection with the filing of this registration statement and complying with reporting obligations and general administrative costs. These costs will be ongoing over the next 12 month period.


Total expenditures over the next 12 months are therefore expected to be $25,000. Our cash on hand at July 29, 2005 is $10,786. These funds will allow us to satisfy our cash requirements for approximately six months.



While we have enough funds to complete the phase I and II exploration programs on the Garnet Creek property, we will require additional funding in order to cover anticipated administrative expenses over the next 12 months. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through March 31, 2005

We have not earned any revenues from our incorporation on June 8, 2004 to March 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Garnet Creek property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $19,761 for the period from our inception on June 8, 2004 to March 31, 2005. These operating expenses were comprised of accounting and audit fees of $8,307, mineral property costs of $3,500, organization costs of $1,500, legal fees of $5,030, filing fees of $829, consulting fees of $500 and bank charges of $95.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own the mineral exploration rights relating to the six mineral claims comprising the Garnet Creek property. We do not own any real property interest in the Garnet Creek property or any other property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock, or any immediate family member of such person;
  *  Our sole promoter, Michael Mulberry;
  *  Any member of the immediate family of any of the foregoing persons.

During the period ended September 30, 2004, Mr. Gresko, one of our directors, advanced $76 to us in connection with the opening of our corporate bank account. This amount is unsecured, non-interest bearing and payable upon demand.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  31  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after August 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 82,700 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.


Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended September 30, 2004 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                           Other  Restricted Options/ LTIP Other
                                                     Stock  * SARs  payouts Comp
Name       Title    Year   Salary   Bonus   Comp.   Awarded     (#)      ($)
--------------------------------------------------------------------------------
Michael     Pres.    2005     $0      0       0        0          0      0
Mulberry    CEO      2004     $0      0       0        0          0      0
            Sec. &
            Dir.

Edward      Treas.   2005     $0      0       0        0          0      0
Gresko               2004     $0      0       0        0          0      0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Compensation Plans and Consulting Agreements

We do not have any employment agreement, consulting agreement or compensation plan or arrangement with our directors or officers. We do not pay Mr. Mulberry or Mr. Gresko any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

3. Unaudited financial statements for the period ending March 31, 2005, including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements

                              BLAST RESOURCES INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                               September 30, 2004

                             (Stated in US Dollars)
                             ----------------------

A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Blast Resources Inc.

We have audited the accompanying balance sheet of Blast Resources Inc. (A Pre-exploration Stage Company) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for period from June 8, 2004 (Date of Incorporation) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Blast Resources Inc. as of September 30, 2004 and the results of its operations and its cash flows for the period from June 8, 2004 (Date of Incorporation) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                                             /s/ Amisano Hanson
November 19, 2004                                         CHARTERED  ACCOUNTANTS


750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver, Canada                                        Facsimile: 604-689-9773
V6C 2T7                                                  Email:amishan@telus.net

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
BALANCE SHEET
September 30, 2004
(Stated in US Dollars)
----------------------

ASSETS
------

Current
    Cash                                                                                               $      28,847
                                                                                                       =============

LIABILITIES
-----------

Current
    Accounts payable and accrued liabilities                                                           $       6,142
    Due to related party - Note 7                                                                                 76
                                                                                                       -------------

                                                                                                               6,218
                                                                                                       -------------

STOCKHOLDERS' EQUITY
--------------------

Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      8,270,000 common shares                                                                                  8,270
Additional paid in capital                                                                                    24,030
Deficit accumulated during the pre-exploration stage                                                          (9,671)
                                                                                                       -------------

                                                                                                              22,629
                                                                                                       -------------
                                                                                                       $      28,847
                                                                                                       =============
Nature and Continuance of Operations - Note 1



                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
----------------------

                                                                                          June 8, 2004
                                                                                          (Date of
                                                                                          Incorporation) to
                                                                                          September 30,
                                                                                          2004
                                                                                          ----
   Expenses
       Accounting and audit fees                                                          $             4,142
       Bank charges                                                                                        29
       Mineral property cost                                                                            3,500
       Legal fees                                                                                         500
       Organization costs                                                                               1,500
                                                                                          -------------------

   Net loss for the period                                                                $            (9,671)
                                                                                          ===================

   Basic and diluted loss per share                                                       $              0.00
                                                                                          ===================

   Weighted average number of shares outstanding                                                    2,644,296
                                                                                          ===================










                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
----------------------

                                                                                             June 8, 2004
                                                                                             (Date of
                                                                                             Incorporation) to
                                                                                             September 30,
                                                                                             2004
                                                                                             ----
  Cash Flows used in Operating Activities
      Net loss for the period                                                                $           (9,671)
      Add item not involving cash:
         Issuance of common stock for mineral property cost                                               3,500
      Adjustments to reconcile net loss to net cash
       used by operating activities
         Accounts payable and accrued liabilities                                                         6,142
                                                                                             ------------------

  Cash used in operating activities                                                                         (29)
                                                                                             ------------------

  Cash Flows from Financing Activities
      Issuance of common shares                                                                          28,800
      Due from related party                                                                                 76
                                                                                             ------------------

  Cash from financing activities                                                                         28,876
                                                                                             ------------------

  Increase in cash during the period                                                                     28,847

  Cash, beginning of the period                                                                               -
                                                                                             ------------------

  Cash, end of the period                                                                    $           28,847
                                                                                             ==================

  Supplemental disclosure of cash flow information Cash paid for:
         Interest                                                                            $                -
                                                                                             ==================

         Income taxes                                                                        $                -
                                                                                             ==================




                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
 --------------------

                                                                                          Deficit
                                                                                          Accumulated
                                                                                          During the
                                      Common Shares                      Additional       Pre-exploration
                                      -----------------------------------Paid-in
                                      Number           Par Value         Capital          Stage            Total
                                      ------           ---------         -------          ------           ------
Balance, June 8, 2004                 -                $             -   $             -  $             -  $             -

Capital stock issued for cash
 - at $0.001                                6,800,000  $         6,800                 -                -            6,800
 - at $0.01                                 1,000,000            1,000             9,000                -           10,000
 - at $0.10                                   120,000              120            11,880                -           12,000
Capital stock issued for
 mineral property cost                        350,000              350             3,150                -            3,500
Net loss for the period                             -                -                 -           (9,671)          (9,671)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, September 30, 2004                 8,270,000  $         8,270   $        24,030  $        (9,671) $        22,629
                                      ===============  ===============   ===============  ===============  ===============








                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004
(Stated in US Dollars)
----------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on June 8, 2004 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $9,671 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

              The Company has adopted September 30 as its fiscal year-end.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company
              -----------------------------

              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property Costs
              ----------------------

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

              Foreign Currency Translation
              ----------------------------

              The Company's functional currency is the Canadian dollar. The Company uses the United States of America dollar as its reporting currency for consistency with the registrants of the Securities and Exchange Commission ("SEC") and in accordance with FAS No. 52.

              Assets and liabilities denominated in a foreign currency at period end are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Any gains or losses arising as a result of such translations are not included in operations, but are reported as a separate component of equity as Comprehensive Income, if applicable.

              Transactions undertaken in currencies other than the functional currency are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

              Financial Instruments
              ---------------------

              The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------

              The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

              New Accounting Standards
              ------------------------

              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        Mineral Property
              ----------------

              Garn Property
              -------------

              Pursuant to a mineral property purchase and sale agreement dated August 24, 2004, the Company acquired a 100% interest in the 6 unit Garn mineral claim, located in the Province of British
              Columbia, Canada by issuance of 350,000 shares of restricted common stock of the Company.

Note 4        Capital Stock
              -------------

              During the period ended September 30, 2004 the Company issued 7,920,000 common shares for cash proceeds of $28,800 and 350,000 common shares at $0.01 per share for mineral property costs at a value of $3,500.

Note 5        Deferred Tax Assets
              -------------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                                       September
                                                                                       30,
                                                                                       2004
                                                                                       ---------------
             Deferred Tax Assets
               Non-capital loss carryforward                                           $          1,451
             Less:  valuation allowance for deferred tax asset                                   (1,451)
                                                                                       ----------------

                                                                                       $              -
                                                                                       ================

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6        Corporation Income Tax Losses
              -----------------------------

              At September 30, 2004, the Company has accumulated non-capital losses totalling $9,671, which are available to reduce taxable income in future taxation years. These losses expire beginning in 2024.

Note 7        Related Party Transaction
              -------------------------

              The amount due to a related party is an advance from a director of the Company. This amount is unsecured, non-interest bearing and payable upon demand.

                              BLAST RESOURCES INC.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                 March 31, 2005

                             (Stated in US Dollars)

                                   (Unaudited)

                              BLAST RESOURCES INC.
                        (A Pre-exploration Stage Company)
                             INTERIM BALANCE SHEETS
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                     March 31,        September 30,
                                                                                        2005              2004
                                                                                        ----              ----
                                                       ASSETS
                                                       ------
Current
    Cash                                                                          $         20,044  $         28,847
                                                                                  ================  ================

                                                      LIABILITIES
                                                      -----------

Current
    Accounts payable and accrued liabilities                                      $          7,429  $          6,142
    Due to related party - Note 3                                                               76                76
                                                                                  ----------------  ----------------

                                                                                             7,505             6,218
                                                                                  ----------------  ----------------

                                                  STOCKHOLDERS' EQUITY
                                                  --------------------

Capital stock - Note 4 Authorized:
            75,000,000  common shares, par value $0.001 per share
    Issued and outstanding:
             8,270,000  common shares                                                        8,270             8,270
Additional paid in capital                                                                  24,030            24,030
Deficit accumulated during the pre-exploration stage                                       (19,761)           (9,671)
                                                                                  ----------------  ----------------

                                                                                            12,539            22,629
                                                                                  ----------------  ----------------

                                                                                  $         20,044  $         28,847
                                                                                  ================  ================





                             SEE ACCOMPANYING NOTES

                              BLAST RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
              for the three and six months ended March 31, 2005 and
      for the period June 8, 2004 (Date of Incorporation) to March 31, 2005
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                                       June 8, 2004
                                                           Three months           Six months             (Date of
                                                               ended                 ended           Incorporation) to
                                                             March 31,             March 31,             March 31,
                                                               2005                  2005                  2005
                                                               ----                  ----                  ----
Expenses
    Accounting and audit fees                          $             1,928   $             4,165   $             8,307
    Bank charges                                                        22                    66                    95
    Consulting                                                           -                   500                   500
    Filing                                                             829                   829                   829
    Mineral property cost                                                -                     -                 3,500
    Legal fees                                                       3,530                 4,530                 5,030
    Organization costs                                                   -                     -                 1,500
                                                       -------------------   -------------------   -------------------

Net loss for the period                                $            (6,309)  $           (10,090)  $           (19,761)
                                                       ===================   ===================   ===================

Basic and diluted loss per share                       $              0.00   $              0.00
                                                       ===================   ===================

Weighted average number of shares outstanding                    8,270,000             8,270,000
                                                       ===================   ===================





                             SEE ACCOMPANYING NOTES

                              BLAST RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF CASH FLOWS
              for the three and six months ended March 31, 2005 and
     for the period June 8, 2004 (Date of Incorporation) to March 31, 2005
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                                  June 8, 2004
                                                                              Six months            (Date of
                                                                                ended          Incorporation) to
                                                                              March 31,            March 31,
                                                                                 2005                 2005
                                                                                 ----                 ----
  Cash Flows used in Operating Activities
      Net loss for the period                                            $          (10,090)  $          (19,761)
      Add item not involving cash:
        Issuance of common stock for mineral
         property cost                                                                    -                3,500
      Adjustments to reconcile net loss to net cash
       used by operating activities:
        Accounts payable and accrued liabilities                                      1,287                7,429
                                                                         ------------------   ------------------

  Cash used in operating activities                                                  (8,803)              (8,832)
                                                                         ------------------   ------------------

  Cash Flows from Financing Activities
      Issuance of common shares                                                           -               28,800
      Due from related party                                                              -                   76
                                                                         ------------------   ------------------

  Cash from financing activities                                                          -               28,876
                                                                         ------------------   ------------------

  Increase (decrease) in cash during the period                                      (8,803)              20,044

  Cash, beginning of the period                                                      28,847                    -
                                                                         ------------------   ------------------

  Cash, end of the period                                                $           20,044   $           20,044
                                                                         ==================   ==================

  Supplemental disclosure of cash flow information Cash paid for:
        Interest                                                         $                -   $                -
                                                                         ==================   ==================

        Income taxes                                                     $                -   $                -
                                                                         ==================   ==================




                             SEE ACCOMPANYING NOTES

                              BLAST RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
     for the period June 8, 2004 (Date of Incorporation) to March 31, 2005
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                              Deficit
                                                                                            Accumulated
                                                                                             During the
                                                                            Additional    Pre-exploration
                                              Common Shares                  Paid-in
                                     -----------------------------------
                                           Number          Par Value         Capital           Stage            Total
                                     ----------------  ---------------   ---------------  ---------------  ---------------
Balance, June 8, 2004                               -  $             -   $             -  $             -  $             -

 Capital stock issued for cash
                       - at $0.001          6,800,000  $         6,800                 -                -            6,800
                       - at $0.01           1,000,000            1,000             9,000                -           10,000
                       - at $0.10             120,000              120            11,880                -           12,000
Capital stock issued for
 mineral property cost                        350,000              350             3,150                -            3,500
Net loss for the period                             -                -                 -           (9,671)          (9,671)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, September 30, 2004                 8,270,000            8,270            24,030           (9,671)          22,629

Net loss for the period                             -                -                 -          (10,090)         (10,090)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, March 31, 2005                     8,270,000  $         8,270   $        24,030  $       (19,761) $        12,539
                                      ===============  ===============   ===============  ===============  ===============






                             SEE ACCOMPANYING NOTES

                              BLAST RESOURCES INC.
                        (A Pre-exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 March 31, 2005
                             (Stated in US Dollars)
                                   (Unaudited)


Note 1        Interim Financial Statements
              ----------------------------

              The accompanying unaudited interim financial statements have been prepared by Blast Resources Inc. (the "Company") pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the period ended September 30, 2004, as filed with the United States Securities and Exchange Commission.

              The results of operations for the six months ended March 31, 2005 are not indicative of the results that may be expected for the full year.

Note 2        Continuance of Operations
              -------------------------

              The interim financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The Company has not yet achieved profitable operations and has accumulated losses of $19,761 since its commencement. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted, with any certainty, at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

              Management plans to continue to provide for its capital needs during the year ended September 30, 2005 by issuing equity securities and through short-term loans provided by the Company's officers and directors.

              The Company was incorporated in the State of Nevada on June 8, 2004.

Note 3        Related Party Loan
              ------------------

              The amount due to a related party is an advance from a director of the Company. This amount is unsecured, non-interest bearing and payable upon demand.

Note 4        Capital Stock
              -------------

              The Company filed a Form SB-2 Registration Statement prospectus with the United States Securities and Exchange Commission to qualify for the sale by existing shareholders of 3,270,000 common shares at an offering price of $0.10 per share. The Company will not receive any proceeds from this offering as these shares have already been issued.

Note 5        Mineral Property
              ----------------

              Garn Property
              -------------

              Pursuant to a mineral property purchase and sale agreement dated August 24, 2004, the Company acquired a 100% interest in the 6 unit Garn mineral claim, located in the Province of British
              Columbia, Canada by issuance of 350,000 shares of restricted common stock of the Company.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     38.49
Transfer Agent fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  7,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  2,000.00
                                                            -----------
Total                                                       $ 15,500.00
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on August 23, 2004. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Michael Mulberry and 2,500,000 were sold to Mr. Edward Gresko. Mr. Mulberry is our president, chief executive officer, secretary and a director. Mr. Gresko is our treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,800,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on August 23, 2004. The total amount received from this offering was $1,800. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                Number of Shares
      ------------------                ----------------
      Robert Godun                          350,000
      Barbara Godun                         350,000
      John Anthony Reimert                  300,000
      William Beattie                       300,000
      Kathleen Crawford                     250,000
      Kathryn Powys-Lybbe                   250,000

We issued 350,000 shares of our common stock to Ms. Carolyn A. Sullivan, the vendor of the Garnet Creek property, on August 25, 2004 pursuant to Section 4(2) of the Securities Act of 1933.

In connection with this issuance, Ms. Sullivan was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on August 26, 2004. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                    Number of Shares
      ------------------                    ----------------
      Diana Got                             150,000
      Nami Fujii                            125,000
      Christine Taylor                      125,000
      Patricia Cullen                       125,000
      William Dingwall                      100,000
      Robert Sotham                         100,000
      Dennis Dolynski                        75,000
      Frank Charbonneau                      75,000
      John Hugh McGillivray                  75,000
      Jeffery St. Eloi                       50,000

We completed an offering of 120,000 shares of our common stock at a price of $0.10 per share to a total of twelve purchasers on August 31, 2004. The total amount received from this offering was $12,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

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      Name of Subscriber                    Number of Shares
      ------------------                    ----------------
      Kelley Tofte                              12,500
      Frank Sadanand                            12,500
      Dave Atherton                              7,500
      Keith Hoffman                              7,500
      Brendan McRoberts                          5,000
      David J. Derech                           15,000
      Randy Folkman                             15,000
      Donna Grant                               10,000
      William B. Grant                          10,000
      Tony Cashin                               10,000
      Dean A. Leman                             10,000
      Karen Folkman                              5,000

In all of the offerings, we relied upon Category 3 of Rule 903 of Regulation S as an exemption from the registration requirements of the Act. The facts supporting the availability of Regulation S for these offerings were that:

1. The offer and sale was not made to any U.S. persons or for the account or benefit of U.S. persons;

2. Each purchaser certified that he or she was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

3. Each purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration;

4. Each purchaser agreed not to engage in hedging transactions with regard to our securities unless in compliance with the Act;

5. We are required by virtue of the terms of each subscription agreement to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

All offers and sales in connection with the shares sold pursuant to Regulation S were made in offshore transactions as defined by Item 902(h) of Regulation S. There were no direct selling efforts in the United States.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

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                             Exhibits
Exhibit
Number             Description

                             Exhibits

Exhibit
Number             Description

  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1*            Legal opinion of Craig J. Shaber, LLP, with consent
                  to use
 10.1*            Mineral Property Option Agreement dated
                  August 24, 2004
 23.1             Consent of Amisano Hanson, Chartered Accountants
 99.1             Geology Report


  * Filed as an exhibit to our registration statement on Form SB-2 filed with the Commission on February 10, 2005.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 4, 2005.

                              Blast Resources Inc.

                              By:/s/ Michael Mulberry
                              ------------------------------
                                     Michael Mulberry
                              President, Chief Executive Officer, Secretary and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Michael Mulberry    President, Chief Executive           August 4, 2005
----------------------- Officer, Secretary and Director
Michael Mulberry

/s/ Edward Gresko       Treasurer, principal                 August 4, 2005
----------------------- accounting officer,
Edward Gresko           principal financial
                        officer and director



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